Exhibit 4.40

REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

2ND AMENDMENT TO PURCHASE ORDER No. 19-09632 (EXHIBIT OF AWS CLOUD AGREEMENT)

By this private instrument, the Parties, on one side,
PAGSEGURO INTERNET S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Part A, City of São Paulo, State of São Paulo, enrolled with the Brazilian Corporate Registry (“CNPJ/MF”) under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT”;
UOL DIVEO TECNOLOGIA S.A. (formerly known as UOL DIVEO TECNOLOGIA LTDA.), corporation headquartered in the City of São Paulo, State of São Paulo, at Alameda Barão de Limeira, 425, 1º andar, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Association, hereinafter simply referred as “SERVICE PROVIDER”,
Whereas:
I.As of July 1st, 2020, the Parties executed the Purchase Order No. 19-09632, attached to the AWS Cloud Agreement (“Purchase Order”); and
II.The Parties wish to amend the commercial conditions of the Purchase Order;
Now, therefore, the Parties have agreed, pursuant to law, to enter into this 2nd Amendment to the Agreement (“Amendment Instrument”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:
1.PURPOSE
1.As negotiated between the Parties, this instrument has the purpose of changing the commercial conditions provided in the Purchase Order, established below:
1.1.1    The Support Services and Minimum Allowance Values included in Field 2 - Scope Description shall be effective with the following wording:

FIELD 2 - SCOPE DESCRIPTION
AWS SERVICE RESALE - EDP
CATEGORY: ON DEMAND with minimum annual allowance
SUPPORT CONTRACTED: Enterprise Resold
FIELD 2.1 - AWS CONSUMPTION: MINIMUM ANNUAL ALLOWANCE
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

1.1.2. Sections 3.1.1, 3.1.2 and 3.3.1 of Field 3 - Commercial Conditions shall be effective with the following wording:
“3.1.1. Considering the commercial benefits achieved from this deal, which granted the discounts and credits described in the chart below, under the [*****], if the CLIENT wishes to fully or partially terminate the Agreement without reason, before the period agreed in section 3.2 above, the CLIENT shall bear all costs of the remaining allowances starting from the date the termination was requested until the date expected to end the minimum commitment term, after [*****] days from the date of notice;

BENEFITS	[*****]	[*****]	[*****]	[*****]
Discounts	[*****]	[*****]	[*****]	[*****]
Credits	[*****]	[*****]	[*****]	[*****]
2.1.2. [*****].
3.3.1 AWS Consumption Calculation: [*****].”
2    RATIFICATION
2.1 The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Amendment shall remain unchanged and fully effective.

In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.
São Paulo, April 16, 2021.

PAGSEGURO INTERNET S.A.

UOL DIVEO TECNOLOGIA S.A.

Witnesses:
1.	2.
Name:	Name: